Exhibit 10.1

ALTEON INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

January 11, 2007

Alteon Inc.
6 Campus Drive
Parsippany, NJ 07054

Ladies and Gentlemen:

1. Purchase and Sale. On the Closing Date (as defined herein), each of the undersigned (each a “Lender” and, collectively, the “Lenders”), hereby agrees to purchase from Alteon Inc., a Delaware corporation (the “Company”), a Senior Convertible Secured Promissory Note, in the form attached hereto as Exhibit A (each, a “Convertible Note” and, collectively, the “Convertible Notes”), in the principal amount set forth opposite such Lender’s name on Schedule A, and a warrant in the form attached hereto as Exhibit B (each a “Warrant” and collectively the “Warrants”, and together with the Convertible Notes, the “Securities”), to purchase the number of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”), set forth opposite such Lender’s name on Schedule A.

2. Closing Date and Payment. The closing (the “Closing”) of the purchase and sale of the Securities shall take place at the offices of the Company at 10:00 a.m. on the date hereof (the “Closing Date”). At the Closing, subject to the terms and conditions contained in this Agreement, each Lender shall deliver to the Company by check or by wire transfer the aggregate purchase price for its Securities in exchange for the Securities to be issued to such Lender.

3. Representations and Warranties of each Lender. Each Lender hereby acknowledges, represents, warrants and/or agrees as follows:

(a) Neither the sale of the Securities nor the issuance of the shares of capital stock upon conversion or exercise thereof or upon conversion, if applicable, of such capital stock (collectively, such shares are referred to herein as the “Conversion Securities”) has been registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), or any state securities laws. The Lender understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder;

(b) The Lender is acquiring the Securities solely for its own account for investment and not with a view to resale or distribution and has no present intention of transferring the Securities to any other person or entity;

(c) The Lender is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act;

(d) The Lender is a sophisticated investor and has such knowledge and experience in financial, tax, and business matters, including, without limitation, experience in investments by actual participation, so as to enable it to utilize the information made available to it in connection with the offering of the Securities, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto;

(e) The Lender is either a natural person or an entity which was not formed for the specific purpose of acquiring the Securities. With respect to any entity-Lender, the execution, delivery and performance of this Agreement by the Lender have been duly authorized and the Agreement is a valid and legally binding agreement of the Lender;

(f) The Lender has received all documents requested by the Lender regarding the Company and has reviewed them and believes it is well-informed about the Company;

(g) The Lender acknowledges that neither the U.S. Securities and Exchange Commission (“SEC”) nor any U.S. state or foreign securities commission has approved the Securities or any of the Conversion Securities or passed upon or endorsed the merits of the offering;

(h) The Lender is aware that an investment in the Securities involves a number of very significant risks;

(i) The Lender must bear the economic risk of the investment indefinitely because none of the Securities or Conversion Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Legends shall be placed on the Securities and Conversion Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and of the resulting limitations on transfer and that appropriate notations thereof will be made in the Company’s books and stock transfer records;

(j) The aggregate purchase price of the Securities does not exceed twenty percent (20%) of the investor’s net worth;

(k) The Lender has taken no action which would give rise to any claim by any person for brokerage commission, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby; and

(l) The information contained herein is accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of the Securities and Conversion Securities.

4. Representations and Warranties of the Company. The Company hereby acknowledges, represents, warrants and/or agrees as follows:

(a) Organization, Standing and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which failure to so qualify would materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company. The resolutions adopted by the directors of the Company on January 5, 2007 authorizing the transactions contemplated by this Agreement have not been amended or modified in any way, have not been rescinded and are in full force and effect on the date hereof.

(b) Corporate Authority; Enforceability. The Company has full right, power and authority to issue and sell the Securities as herein contemplated and the Company has full power and authority to enter into and perform its obligations under this Agreement, the Securities, the Security Agreement (defined in Section 7(a)), the Intellectual Property Security Agreement (defined in Section 7(a)) and the Registration Rights Agreement (defined in Section 7(a)). The execution and delivery of this Agreement, the Securities, the Security Agreement, the Intellectual Property Security Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by all requisite corporate action, and each of this Agreement, the Securities, the Security Agreement, the Intellectual Property Security Agreement and the Registration Rights Agreement are a valid and legally binding obligation of the Company; provided, however, that (i) the conversion of the Convertible Notes may require approval of the Company’s stockholders under the applicable rules of the American Stock Exchange, which approval has not been obtained and (ii) insofar as any foreclosure on the collateral under the Security Agreement would constitute a sale of all or substantially all of the Company’s assets requiring stockholder approval, such stockholder approval has not been obtained.

(c) Conflicts. Subject to Section 4(b)(i) and (ii) above, neither the authorization, execution and delivery of this Agreement, the Securities, the Security Agreement, the Intellectual Property Security Agreement and the Registration Rights Agreement nor the consummation of the transactions herein and therein contemplated, will (i) conflict with or result in a breach of any of the terms of the Company’s Certificate of Incorporation or By-Laws, (ii) violate any judgment, order, injunction, decree or award of any court or governmental body, having jurisdiction over the Company, against or binding on the Company or to which its property is subject, (iii) violate any material law or regulation of any jurisdiction which is applicable to the Company, (iv) violate, conflict with or result in the breach or termination of, or constitute a default under, the terms of any material agreement to which the Company is a party, except for such violations or defaults which do not materially and adversely affect the business, assets, operations or financial condition of the Company, or (v) violate or conflict with the rules and regulations of the American Stock Exchange applicable to the Company.

(d) Capitalization. The capitalization of the Company is as set forth on Schedule 4(d) attached hereto. The Company has not issued any capital stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than pursuant to the exercise of employee stock options under the Company’s stock option plans and the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan outstanding as of the date of the most recently filed periodic report under the Exchange Act. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Securities, the Conversion Securities issuable upon exercise of the Warrants or, except as described in Section 4(b)(i) above, the Conversion Securities issuable upon conversion of the Convertible Notes. The issuance of the Securities pursuant to the provisions of this Agreement will not violate any preemptive rights or rights of first refusal granted by the Company that will not be validly waived or complied with, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Lenders through no action of the Company. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e) Litigation. There are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending, or, to the best knowledge of the Company, threatened against the Company which, if adversely determined, could materially and adversely affect the business, assets, operations or condition, financial or otherwise, of the Company. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

(f) Compliance with Laws. The Company is not in violation of any statute, law, rule or regulation, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, except for such violations or defaults which do not materially and adversely affect the business, assets, operations or condition, financial or otherwise, of the Company.

(g) Governmental Consents. Subject to the accuracy of the representations and warranties of the Lenders set forth herein, no registration or filing with, or consent or approval of or other action by, any Federal, state or other government agency under laws and regulations thereof as now in effect is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Registration Rights Agreement, and the issuance, sale and delivery of the Securities, other than the filing of a Form D with the SEC and the filings required by state securities law.

(h) Title. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(i) Regulatory Matters. The clinical, pre-clinical and other trials, studies and tests conducted by or on behalf of or sponsored by the Company relating to its pharmaceutical product candidates were and, if still pending, are being conducted in all material respects in accordance with medical and scientific protocols and research procedures that the Company reasonably believes are appropriate. The descriptions of the results of such trials, studies and tests as set forth in the SEC Documents (as defined in Section 4(k)), provided to the Lenders are accurate in all material respects and fairly present the data derived from such trials, studies and tests. The Company has operated and currently is in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the United States Food and Drug Administration (“FDA”). Except as set forth in the SEC Documents, the Company has not received any warning letters or written correspondence from the FDA and/or any other governmental entity requiring the termination, suspension or modification of any clinical, pre-clinical and other trials, studies or tests that are material to the Company. The Company has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for all clinical trials it has conducted or sponsored or is conducting or sponsoring with respect to its product candidates termed “Alagebrium” and “ALT-2074” (the “Specified Candidates”), and all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies are presently being asserted by the FDA with respect to any such submissions. None of the clinical trials that the Company is currently conducting or sponsoring or intends to conduct or sponsor with respect to the Specified Candidates is subject to any temporary or permanent clinical hold by the FDA or any other government agency, and the Company has no reason to believe that such clinical trials will be subject to any such action.

(j) Material License Agreements. Each of the Material License Agreements (as defined below) is in full force and effect, and neither the Company nor, to its knowledge, the licensor, is in breach of any Material License Agreement and the Company is aware of no circumstances or grounds that would reasonably be expected to give rise to a claim of material breach or right of rescission, termination, revision, or amendment of any Material License Agreement. Any consent of the licensor required pursuant to any Material License Agreement in connection with the transactions contemplated by this Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Registration Rights Agreement has been obtained and is in full force and effect. As used herein, the term “Material License Agreement” shall mean: Exclusive License Agreement dated as of September 28, 2004 by and between Oxis International, a Delaware corporation, and HaptoGuard, as amended on March 22, 2005 and further amended on July 19, 2006; and License and Research Agreement dated as of July 12, 2004 by and between BIO-RAP Technologies, Ltd., an Israeli corporation, on its own behalf and on behalf of the Rappaport Family Institute for Research in the Medical Sciences, and HaptoGaurd.

(k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Lenders or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the Electronic Data Gathering, Analysis, and Retrieval system of the SEC (“EDGAR”) that have been requested by each Lender. As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has no liabilities or obligations required to be disclosed in the SEC Documents that are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s business. The information contained in the Company’s interim balance sheet as of November 30, 2006 is true and correct in all material respects.

(l) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in Part I - Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 SEC Documents (the “Specified Weakness”), the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company is taking all reasonable measures to implement remedial controls to address the Specified Weakness. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m) Absence of Changes. Except as disclosed in Schedule 4(m), since September 30, 2006, and except as otherwise disclosed in the SEC Documents, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) outside of the ordinary course of business, or (iii) had capital expenditures, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000). During the two (2) years prior to the date hereof, except as disclosed in the SEC Documents (i) the Common Stock has been designated for quotation on the American Stock Exchange, (ii) trading in the Common Stock has not been suspended by the SEC or the American Stock Exchange and (iii) the Company has received no communication, written or oral, from the SEC or the American Stock Exchange regarding the suspension or delisting of the Common Stock from the American Stock Exchange.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead any creditor or creditors having claims individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000) to do so. Based on the financial condition of the Company as of the Closing, after giving effect to the receipt by the Company of the proceeds from the transactions contemplated hereby, the Company reasonably believes that (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including, without limitation, known contingent liabilities and the principal and interest on the Convertible Notes) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid, including, without limitation, with respect to the principal and interest on the Convertible Notes. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The SEC Documents set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(n) Patents and Trademarks. The Company has rights to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business as described in the SEC Documents and which the failure to so have would have a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company (collectively, the “Intellectual Property Rights”). The Company has not received any notice (written or otherwise) that the Intellectual Property Rights used by the Company violate or infringe upon the rights of any other person or entity. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person or entity of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

(o) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company. To the knowledge of the Company, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company.

(p) Offering. Assuming the accuracy of the representations and warranties of the Lenders contained in Section 3 hereof, the offer, issue, and sale of the Securities and Conversion Securities are exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of all applicable state securities laws. Neither the Company nor any authorized agent acting on its behalf will knowingly take any action hereafter that would cause the loss of such exemptions.

(q) Acknowledgment. The Company acknowledges and agrees that each Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Securities and the transactions contemplated hereby and thereby and that no Lender is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 of the Securities Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Lender is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by any Lender or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Lender’s purchase of the Securities. The Company further represents to each Lender that the Company’s decision to enter into this Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Registration Rights Agreement and issue the Securities has been based solely on the independent evaluation by the Company and its representatives.

(r) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Lender or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Lender harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Rodman & Renshaw, LLC as placement agent (the “Agent”) in connection with the sale of the Securities. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(s) No Integrated Offering. Neither the Company nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the American Stock Exchange or any other exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(t) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under that certain Stockholders’ Rights Agreement, dated as of July 27, 1995, between the Company and Registrar and Transfer Company, as amended, and any other rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to (i) any Lender as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Lender’s ownership of the Securities and (ii) the Lenders and their affiliates for a period of not less than five (5) years after the Closing Date.

(u) Form S-3 Eligibility. The Company meets the eligibility requirements set forth in the SEC’s Form S-3 promulgated under the Securities Act for the registration of the Conversion Shares for resale by the Lenders.

(v) Registration Rights. Except as set forth on Schedule 4(v), and except for such rights as have previously be satisfied, other than each of the Lenders, no person or entity has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(x) Disclosure. All disclosure provided to the Lenders with regard to the representations and warranties contained in this Section 4 regarding the Company, its business and the transactions contemplated hereby, furnished in writing by Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(y) Alagebrium. The Company owns the rights, including all Intellectual Property Rights, to its product candidate alagebrium free and clear of any license held by third parties and has the ability to assign its rights therein, including pursuant to the Security Agreement and the Intellectual Property Security Agreement, without the consent of any third party.

5. Affirmative Covenants of the Company. From and after the Closing Date and so long as the Convertible Notes remain outstanding, unless it receives the prior written consent of Lenders holding a majority in principal amount of all then outstanding Convertible Notes to act to the contrary, the Company shall comply with the following covenants:

(a) Financial Information. The Company shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and shall set aside on its books, all such proper reserves as shall be required by GAAP. Any Lender may direct the Company by written notice from time to time to provide any or all of the following materials or information in which case the Company shall furnish such materials or information, at the Company’s expense, to such Lender:

(i)  Unless otherwise filed and available on the EDGAR system, no later than ninety (90) days after the end of each fiscal year, audited consolidated financial statements of the Company, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit by independent certified public accountants selected by the Company, stating that such financial statements have been so prepared. The consolidated financial statements of the Company shall contain a balance sheet as of the end of such fiscal year and a statement of operations, cash flows and stockholders’ equity for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year.

(ii) Subject to the prior receipt by the Company of a written Regulation FD-compliant confidentiality agreement from the requesting Lender, no later than ninety (90) days following the first day of each fiscal year of the Company, a budget prepared by the Company for each of the four quarters of such fiscal year prepared in the same level of detail as prepared for and delivered to the Company’s Board of Directors for the Company.

(iii) Unless otherwise filed and available on the EDGAR system, no later than forty-five (45) days after the end of each of the first three fiscal quarters of the Company’s fiscal year, the Company’s unaudited consolidated balance sheet as of the end of such fiscal quarter and an unaudited consolidated statement of operations and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal or recurring year-end adjustments.

(iv) Subject to the prior receipt by the Company of a written Regulation FD-compliant confidentiality agreement from the requesting Lender, no later than thirty (30) days after the end of each calendar month, the Company’s unaudited consolidated interim balance sheet as of the end of such month and the related unaudited consolidated interim statements of operations and cash flows for such one-month period and the portion of the fiscal year through the end of such month, setting forth in each case, in comparative form, figures for the corresponding fiscal periods in the preceding fiscal year (subject to normal year-end audit adjustments and the absence of footnote disclosure).

(b) Inspections. The Company shall, and shall cause its Subsidiaries to, furnish to each Lender any information which such Lender may from time to time reasonably request concerning any covenant, provision or condition of this Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Registration Rights Agreement or the Securities or any matter in connection with the Company’s business and operations. During normal business hours, upon reasonable notice from Lenders holding a majority in principal amount of all then outstanding Convertible Notes, and without undue interruption of the Company’s business, the Company shall permit representatives of each Lender, including each Lender’s independent accountants, agents, attorneys, appraisers and any other representatives, to visit and inspect any of the Company’s property, including its books of account, other books and records, and any facilities or other business assets. The inspections in accordance with the preceding sentence shall be limited to no more than four (4) times each calendar year, and all out-of-pocket costs and expenses of such inspections shall be borne by the applicable Lenders; provided, however, that during any period in which an Event of Default (as such term is defined in the Convertible Notes) has occurred and is continuing, the number of inspections shall not be limited, and the reasonable, documented out-of-pocket costs and expenses of the inspections during the period in which an Event of Default has occurred and is continuing shall be borne by the Company. The information and access set forth in this Section 5(b) shall in each case be subject to the Company’s prior receipt of a written Regulation FD-compliant confidentiality agreement from the requesting Lender.

(c) Use of Proceeds. The Company shall use the net cash proceeds of the sale of the Securities for general corporate and working capital purposes.

(d) Maintenance of Corporate Existence and Business. The Company will take such commercially reasonable action as may from time to time be necessary to preserve its corporate existence, rights and franchises, maintain its properties in good repair and to comply with the laws of the United States and all states and locations in which the Company shall do business as shall be necessary to permit the Company to conduct its business, and to preserve all of its rights, franchises and privileges.

(e) Compliance with Laws. The Company shall comply with applicable laws, rules and regulations of all governmental authorities, the violation of which might have a material adverse effect upon its business or financial condition.

(f) Payment of Taxes. The Company shall (i) timely file all required tax returns; and (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property, except to the extent the same are being contested in good faith and for which adequate reserves under GAAP have been established.

(g) Insurance. The Company shall maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to the Collateral (as such term is defined in the Convertible Notes) and any other assets and property of the Company of a character usually insured by similar entities engaged in the same or similar businesses as the Company. The Company shall at all times maintain insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers.

(h) Subordination. All existing and hereafter arising Indebtedness of the Company shall be subordinated to the Indebtedness and other obligations of the Company under this Agreement and the Convertible Notes pursuant to subordination agreements reasonably satisfactory in form and substance to the each Lender, in their sole and absolute discretion.

(i) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Company’s Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities. The Company shall use commercially reasonable efforts to maintain the authorization for listing of the Common Stock on the American Stock Exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(i).

(j) Non-Voting Observer. For so long as at least 50% of the Convertible Notes remain outstanding, the Lenders shall be entitled to designate one non-voting observer (an “Observer”) to the Board of Directors of the Company (which Observer shall be entitled to have expenses reimbursed by the Company as if such Observer were a director of the Company). Any person designated as an Observer to the Board of Directors will, to the extent permissible under Delaware law, have the right (i) to notice of and to be present at all meetings of the Board of Directors and its committees and to receive all materials, notices, minutes, consents and forms of consents in lieu of meetings distributed to the Board of Directors generally or to members of its committees at or in connection with any such meeting or action by written consent in lieu of such meeting, (ii) to have the same access to which directors are entitled under Delaware law to the books and records of, and information concerning the business and operations of, the Company and Board of Directors, (iii)  to be provided with copies of all notices, minutes, consents, forms of consents in lieu of meetings and all other materials provided to one or more of the directors of the Company (who are not officers or employees of the Company), and (iv) to have the same access to all information and materials, books and records and employees of the Company as may be given to any director of the Company (who is not an officer or employee of the Company); provided, however, that the rights granted to the Observer under this Agreement (including the right to receive all materials, notices, minutes, consents and forms of consents in lieu of meetings) shall be temporarily suspended if, in the reasonable opinion of the Board of Directors, the Observer’s attendance at any such meeting or portion thereof (i) relates to a subject matter that may result in a conflict of interest between the Company and any holder of Securities, or (ii) otherwise could violate the fiduciary duties of the Board of Directors, any confidentiality obligations of the Company or any attorney-client privilege that may exist in connection with such meeting or any portion thereof. The Board of Directors shall not hold informal meetings of the Board of Directors or any committee thereof (unless the Observer is invited thereto) as a means designed to circumvent or having the effect of circumventing the intention that the Lenders will have access to the Board of Directors and its committees as provided under this Agreement.

(k) Pre-Emptive Rights. From the Closing Date until the later of (a) January 11, 2010, or (b) if issued, the date on which fewer than 50% of the shares of Preferred Stock initially issued in the Preferred Financing (as defined in Section 5(k)) remain outstanding, the Company shall not directly or indirectly, offer, sell or grant any option to purchase (or announce any offer, sale, grant or any option to purchase or other disposition of) any Common Stock, Options or Convertible Securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 5(k).

(i) The Company shall deliver at least ten (10) days prior to the closing of a Subsequent Placement to each Lender a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, and (C) offer to issue and sell to or exchange with such Lenders at least 50% of the Offered Securities, allocated among such Lenders (a) based on such Lender’s pro rata portion of the aggregate principal amount of Convertible Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Lender that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Lenders as such Lender shall indicate it will purchase or acquire should the other Lenders subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii) To accept an Offer, in whole or in part, such Lender must deliver a written notice to the Company prior to the end of the 10th business day after such Lender’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Lender’s Basic Amount that such Lender elects to purchase and, if such Lender shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Lender elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Lenders are less than the total of all of the Basic Amounts, then each Lender who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Lender who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Lender bears to the total Basic Amounts of all Lenders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(iii) The Company shall have forty-five (45) days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Lenders (the “Refused Securities”), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(iv) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Lenders shall acquire from the Company, and the Company shall issue to the Lenders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 5(k)(iii) above if the Lenders have so elected, upon the terms and conditions specified in the Offer.

(v) Any Offered Securities not acquired by the Lenders or other persons in accordance with Section 5(k)(iii) above may not be issued, sold or exchanged until they are again offered to the Lenders under the procedures specified in this Agreement.

(vi) The restrictions contained in this Section 5(k) shall not apply to the issuance of any Common Stock issued or issuable: (i) under any Approved Stock Plan; or (ii) upon conversion of the Convertible Notes or the exercise of the Warrants. “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors and stockholders of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(l) Preferred Financing. As promptly as practical after the Closing Date, and in no event later than March 31, 2007, each of the Company and the Lenders shall use their respective commercially reasonable efforts to negotiate and enter into definitive transaction documents pertaining to the transactions (the “Preferred Financing”) contemplated in that certain Memorandum of Proposed Terms for Private Placement of Preferred Stock and Warrants dated as of January 4, 2007 (the “Term Sheet”); subject in the case of the Lenders to the satisfactory completion of their due diligence review in their sole discretion. Without limiting the generality of the foregoing, the Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than April 30, 2007 (which date will be extended to May 31, 2007) if the SEC reviews and comments on the proxy statement relating to the Stockholder Meeting (the “Stockholder Meeting Deadline”), a proxy statement, in a form reviewed and approved by the Lenders soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of the Preferred Financing and the other matters contemplated in the Term Sheet in accordance with applicable law and the rules and regulations of the American Stock Exchange (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its commercially reasonable efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall use its commercially reasonable efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline.

6. Negative Covenants of the Company. From and after the Closing Date and so long as the Convertible Notes remain outstanding, unless it receives the prior written consent of Lenders holding a majority in principal amount of all then outstanding Convertible Notes to act to the contrary, the Company shall not:

(a) authorize or incur any Indebtedness other than the Convertible Notes contemplated hereby;

(b)  issue or sell any convertible debt, preferred stock (convertible or otherwise) or any other equity or equity-linked security at a price that values the Company’s Common Stock at a price less than $0.075 per share (as adjusted for all subsequent stock splits, stock dividends, consolidations, recapitalizations and reorganizations), other than any equity or equity-linked security that is issued pursuant to any transaction or transactions contemplated by Section 6(j) hereof if the proviso at the end of this Section 6 is satisfied1 ;

(c) increase or decrease the authorized number of shares of capital stock of the Company;

(d) create or issue any new class or series of shares having rights, preferences or privileges senior to the Common Stock;

(e) pay or declare any dividends or make other distributions upon its shares of capital stock;

1 Under consideration / to be confirmed.

(f) purchase, redeem or otherwise acquire any of the Company’s equity securities (including warrants, options and other rights to acquire equity securities) other than the repurchase of equity securities pursuant to existing agreements disclosed in Schedule 6(f) attached hereto;

(g) issue any equity or equity-linked securities to any employee other that pursuant to the Company’s Approved Stock Plans;

(h) liquidate or dissolve;

(i) merge or consolidate with another corporation in which the holders of the Company’s voting equity securities immediately prior to the transaction would own 50% or less of the voting securities of the surviving corporation;

(j) sell, license or dispose of any material assets of the Company, including intellectual property or other rights to the Company’s development stage, pre-clinical and/or diagnostic assets, including, without limitation, pursuant to any license, development, commercialization, distribution, marketing, co-marketing, collaboration, partnering or other agreement, other than licenses of immaterial technology in the ordinary course of business on commercially reasonable terms and consistent with past practices;

(k) change the authorized number of directors of the Company;

(l) amend or waive any material provision of the Company’s Certificate of Incorporation or By-Laws;

(m) materially change the nature of the Company’s business from that engaged in on the date hereof;

(n) intentionally take any action which is reasonably likely to result in (i) the Common Stock of the Company no longer being approved for quotation on the American Stock Exchange or the Nasdaq Stock Market or (ii) the Common Stock of the Company ceasing to be registered pursuant to Section 12 of the Exchange Act; or

(o) agree, consent or acquiesce to any amendment, supplement or other modification to, or termination of, any of its material agreements, including, without limitation any Material License Agreement or any other agreement filed with the SEC pursuant to Item 601 of Regulation S-K;

provided, however, that the Company shall not be required to obtain the Lenders’ prior written consent for any transaction or transactions contemplated by Section 6(i) or 6(j) hereof if the proceeds of such transaction or transactions are, at the closing thereof, used for the repayment in full of the Convertible Note in accordance with its terms, including any amounts required to be paid under Section 9 of such Convertible Note.

7.	Conditions to Closing.

(a) Conditions to the Lenders’ Obligations. Each Lender’s obligation to purchase its Securities on the Closing Date is subject to the following conditions:

(i) The Company’s representations and warranties contained in Section 4 shall be true and correct on and as of the Closing Date;

(ii) The Company shall deliver to each Lender at the Closing an executed Convertible Note and Warrant in the forms attached hereto as Exhibit A and Exhibit B, respectively, in the original principal amount and to purchase the number of shares of Common Stock, respectively, set forth on Schedule A;

(iii) The Company shall deliver to each Lender at the Closing an executed Security Agreement, in the form attached hereto as Exhibit C, among the Company and the collateral agent named therein, as agent for all Lenders (the “Collateral Agent”), to secure the Company’s obligations under the Securities (the “Security Agreement”);

(iv)  The Company shall deliver to each Lender at the Closing an executed Intellectual Property Security Agreement, in the form attached hereto as Exhibit D, among the Company and Collateral Agent, to secure the Company’s obligations under the Securities (the “Intellectual Property Security Agreement”);

The Company shall deliver to each Lender at the Closing an executed Registration Rights Agreement, in the form attached hereto as Exhibit E, among the Company and each of the Lenders, to provide for the registration of the Conversion Securities issuable upon conversion of the Warrants (the “Registration Rights Agreement”);

(v)  The Company shall deliver a certificate of the Secretary of the Company dated the Closing Date, certifying the incumbency and authority of the officers or authorized signatories of the Company who execute this Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Registration Rights Agreement and the Securities and the truth, correctness and completeness of the following exhibits which shall be attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of the Company, in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Registration Rights Agreement and the Securities and the other documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, as applicable, (ii) a copy of the Certificate of Incorporation of the Company, and all amendments thereto, certified by an appropriate official of the Company’s jurisdiction of incorporation, and (iii) a copy of the By-Laws of the Company; and

(vi) The opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, dated the Closing Date, and in the form attached hereto as Exhibit F, subject only to such qualifications, limitations or exceptions as may be acceptable to each Lender.

(b) Conditions to the Company’s Obligations. The Company’s obligation to issue the Securities to each Lender on the Closing Date is subject to the following conditions:

(i) The Lender’s representations and warranties contained in Section 3 shall be true and correct on and as of the Closing Date; and

(ii) The Lender shall have delivered to the Company the aggregate purchase price for the Securities being purchased by it hereunder.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

9. Amendment. The terms of this Agreement shall not be amended or modified except by a writing signed by the Company and holders of a majority in principal amount of the then outstanding Convertible Notes; provided, however, that if there are no Convertible Notes then outstanding, this Agreement shall not be amended or modified except by a writing signed by the Company and the Collateral Agent.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by overnight courier, with receipt acknowledgment, or (iii) sent by certified mail, return receipt requested, postage prepaid.

If to a Lender:   To its address set forth on Schedule A:

If to the Company: Alteon Inc.
6 Campus Drive
Parsippany, NJ 07054
Fax: (201) 934-8880
Attn: Noah Berkowitz, President

 and to:     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Fax: (617) 542-2241
Attn: William T. Whelan, Esq.

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day (or if sent overseas, on the second business day) following the day such notice is delivered to the courier service, or (iv) if sent by certified mail, on the 5th business day (or if sent overseas, on the 10th business day) following the day such mailing is made.

11. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Lenders, except in connection with a transfer or assignment of the Securities in accordance with their terms.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York without regard to its conflicts of laws principles.

13. Confidentiality. Each Lender acknowledges and agrees that any information or data it has or will acquire from or about the Company, not otherwise properly in the public domain, was received in confidence. Each Lender agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use other than in connection with its investment in the Company, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

14. Authorization of Agent. Each of the undersigned Lenders authorizes the Collateral Agent to act as its agent for all purposes under the Security Agreement and the Intellectual Property Security Agreement and to take any and all actions that such agent deems reasonably necessary, appropriate or advisable under the Security Agreement and the Intellectual Property Security Agreement. The Collateral Agent shall have the right to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement, the Security Agreement and the Intellectual Property Security Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the gross negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement, the Security Agreement and the Intellectual Property Security Agreement and its duties hereunder and thereunder, upon advice of counsel selected by it. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Lenders shall have responsibility for taking any necessary steps to preserve rights against any person or entity with respect to any Collateral.

15. Fees and Expenses. The Company shall reimburse the Collateral Agent or its designee(s) (in addition to any other expense amounts paid to any Lender prior to the date of this Agreement) for all reasonable costs and expenses incurred in connection with the transactions contemplated by this Agreement and the Preferred Financing (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by this Agreement and the Preferred Financing and due diligence in connection therewith) subject to a maximum of One Hundred Thousand Dollars ($100,000). Except as otherwise set forth above or in the Security Agreement, the Intellectual Property Security Agreement or the Registration Rights Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Lenders. Without limiting the generality of the foregoing, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to the Agent; and the Company shall pay, and hold each Lender harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

16.  Indemnification. In consideration of each Lender’s execution and delivery of this Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Registration Rights Agreement, to which such Lender may be a party, and each Lender’s acquisition of the Securities hereunder and in addition to all of the Company’s other obligations under this Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Registration Rights Agreement and the Securities (collectively with any other documents contemplated thereby, the “Transaction Documents”), the Company shall defend, protect, indemnify and hold harmless each Lender and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, or (ii) the status of such Lender or other holder of the Securities as a lender to or an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

17. Independent Nature of Lenders’ Obligations and Rights. The obligations of each Lender under any Transaction Document are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Lenders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Lender confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Lender shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

18. Miscellaneous.

(a) This Agreement, together with the Securities, the Security Agreement, the Intellectual Property Security Agreement and the Registration Rights Agreement, constitute the entire agreement between the Lenders and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof; provided, however, (i) any agreement pertaining to confidentiality is not superseded and shall remain in full force and effect and (ii) the Term Sheet (sections entitled “Effect of Term Sheet,” “Exclusivity and Confidentiality,” and “Expense Reimbursement”) shall remain in full force and effect; and provided further that the Exclusivity and Confidentiality section of the Term Sheet shall not apply to any equity or equity-linked security that is issued pursuant to any transaction or transactions contemplated by Section 6(j) hereof if the proviso at the end of Section 6 is satisfied.

(b) The representations, warranties, covenants and agreements of the parties made in this Agreement shall survive the execution and delivery hereof and the issuance and delivery of the Securities.

(c) The Company shall issue new Securities in place of any previously issued Securities alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction (provided that an affidavit of a holder will be satisfactory for such purpose) and the giving of such indemnity as the Company’s Board of Directors may request for the protection of the Company or any transfer agent or registrar. Upon surrender of any previously issued Securities that has been mutilated, the Company shall issue new Securities in place thereof.

(d) Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Agreement.

(e) Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(f) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[Signature Page is Next]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives as of the day and date first written above.

ALTEON INC.

By:	/s/ Noah Berkowitz
Noah Berkowitz President and Chief Executive Officer

Counterpart Signature Pages
Begin on Next Page

Counterpart Signature Page For Lenders

The undersigned hereby agrees to become a party to that certain Securities Purchase Agreement dated as of January 11, 2007 (the “Agreement”) among Alteon Inc., a Delaware corporation (the “Company”) and others. From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Securities purchased by the undersigned shall be deemed to be “Securities” for all purposes of the Agreement.

BAKER/TISCH INVESTMENTS, L.P.

By: Baker/Tisch Capital, L.P.,
its general partner
By: Baker/Tisch Capital (GP), LLC,
its general partner

By: /s/ Felix Baker
Name: Felix Baker, Ph.D
Title: Managing Member

Securities Amount: US$ 39,958.51

Address:  667 Madison Avenue
17th Floor
New York, NY 10021

Counterpart Signature Page For Lenders

The undersigned hereby agrees to become a party to that certain Securities Purchase Agreement dated as of January 11, 2007 (the “Agreement”) among Alteon Inc., a Delaware corporation (the “Company”) and others. From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Securities purchased by the undersigned shall be deemed to be “Securities” for all purposes of the Agreement.

BAKER BIOTECH FUND I, L.P.

By:  Baker Biotech Capital, L.P.,
its general partner
By:  Baker Biotech Capital (GP), LLC,
its general partner

By: /s/ Felix Baker
Name: Felix Baker, Ph.D.
Title: Managing Member

Securities Amount: US$ 762,087.46

Address:  667 Madison Avenue
17th Floor
New York, NY 10021

Counterpart Signature Page For Lenders

The undersigned hereby agrees to become a party to that certain Securities Purchase Agreement dated as of January 11, 2007 (the “Agreement”) among Alteon Inc., a Delaware corporation (the “Company”) and others. From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Securities purchased by the undersigned shall be deemed to be “Securities” for all purposes of the Agreement.

Baker Brothers Life Sciences, L.P.

By:  Baker Brothers Life Sciences Capital, L.P.
its general partner
By:  Baker Brothers Life Sciences Capital (GP), LLC
is general partner

By: /s/ Felix Baker
Name: Felix Baker, Ph.D.
Title: Managing Member

Securities Amount: US$ 2,128,162.10

Address:  667 Madison Avenue
17th Floor
New York, NY 10021

Counterpart Signature Page For Lenders

The undersigned hereby agrees to become a party to that certain Securities Purchase Agreement dated as of January 11, 2007 (the “Agreement”) among Alteon Inc., a Delaware corporation (the “Company”) and others. From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Securities purchased by the undersigned shall be deemed to be “Securities” for all purposes of the Agreement.

14159, L.P.

By:  14159 Capital, L.P.,
its general partner
By:  14159 Capital (GP), LLC,
is general partner

By: /s/ Felix Baker
Name: Felix Baker, Ph.D.
Title: Managing Member

Securities Amount: US$ 69,791.94_______

Address:  667 Madison Avenue
17th Floor
New York, NY 10021

SCHEDULE A

LENDERS

Lender Name and Address	Amount of Notes	Number of Warrants
Baker Tisch Investments, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$20,781.11	178,263
Baker Tisch Investments, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$19,177.40	164,507
Baker Biotech Fund I, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$402,372.05	3,451,608
Baker Biotech Fund I, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$359,715.41	3,085,693
Baker Brothers Life Sciences, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$2,128,162.10	18,255,696
14159, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$69,791.94	598,686
Total:	$ 3,000,000.00	25,734,453

EXHIBIT A
FORM OF SENIOR CONVERTIBLE SECURED PROMISSORY NOTE

See attached.

EXHIBIT B
FORM OF WARRANT

See attached.

EXHIBIT C
FORM OF SECURITY AGREEMENT

See attached.

EXHIBIT D
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

See attached.

EXHIBIT E
FORM OF REGISTRATION RIGHTS AGREEMENT

See attached.

EXHIBIT F
FORM OF OPINION OF COUNSEL
See attached.